As filed with the Securities and Exchange Commission on September 27, 1999

                                                   Registration No. 333-________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                 RENT-WAY, INC.
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
                 (State or other jurisdiction of incorporation)


                                   25-1407782
                      (I.R.S. Employer Identification No.)

           One RentWay Place, Erie, Pennsylvania 16505 (814) 455-5378 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------
                             1999 STOCK OPTION PLAN

                            (Full title of the plan)
                             -----------------------

                             William E. Morgenstern
          Chairman of the Board, President and Chief Executive Officer
                                 Rent-Way, Inc.
                                One RentWay Place
                            Erie, Pennsylvania 16505
                                 (814) 455-5378
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

Title of securities   Amount to be        Proposed maximum     Proposed maximum     Amount of
to be registered      registered (1)      offering price per   aggregate offering   registration fee
                                          share(2)             price(2)
Common Stock,         2,500,000 Shares    $20.97 - 27.875      $55,877,500          $15,534
without par value
====================  =================   ==================   ==================   ==================

(1) The number of shares are subject to adjustment pursuant to the anti-dilution provisions of the Rent-Way 1999 Stock Option Plan ("Plan"). Accordingly, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1). The offering price per share for the unissued stock options is based on the average of the high and low prices for the Common Stock on September 24, 1999, as reported on the New York Stock Exchange. The offering price per share for the outstanding stock options is the exercise price for these options. The chart set forth below illustrates the calculation of the registration fee:


Shares issuable pursuant    Number of Shares    Offering Price      Aggregate
to outstanding options                            Per Share       Offering Price
under the 1999 Stock
Option Plan                      500,000           $27.875         $13,937,500


Shares issuable pursuant       2,000,000           $20.97           41,940,000
to unissued options under
the 1999 Stock Option Plan

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     Rent-Way, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents:

     (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1998;

     (b) All other reports filed by the Company pursuant to Section 13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above, including (i) the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999, (ii) the Company's Current Reports on Form 8-K and Form 8-K/A filed on December 24, 1998 and February 22, 1999, respectively; (iii) Form 8-K filed July 27, 1999; (iv) Form 8-K filed August 16, 1999 and (v) Form 8-K filed August 31, 1999; and

     (c) The description of the Company's common stock contained in the Registration Statement on Form 8-A, dated September 30, 1998 filed under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     (d) In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which registers the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing from the date of filing of such documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     The provisions of Sections 1741 through 1750 of the Pennsylvania Business Corporation Law provide that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a representative of the corporation, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation. To the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding or in defense of any claim, issue or matter therein, the corporation is required by the Pennsylvania Business Corporation Law to indemnify them against expenses actually and reasonably incurred by them in connection with such defense.

     The Company's By-Laws provide that it shall indemnify its officers and directors against claims arising from actions taken in their official capacity except where the conduct giving rise to the claim is finally determined by a court or in arbitration to have constituted willful misconduct or recklessness or to have involved the receipt from the Company of a personal benefit to which the officer or director was not entitled, or where such indemnification has been determined in a final adjudication to be unlawful. The Company may create a fund, trust or other arrangement to secure the indemnification. In addition, the Company is required to pay the expenses of defending the claim in advance of final adjudication upon the receipt of an undertaking by the officer or director to repay such advanced amounts if it is ultimately determined that the officer or director is not entitled to be indemnified. These provisions of the Company's By-Laws are expressly permitted pursuant to the Pennsylvania Business Corporation Law.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

          Exhibit Number                          Description
          --------------                          -----------

               4.1 Articles of Incorporation of the Company incorporated herein by reference to
                                       Exhibit 3.1 of the  Company's  Annual
                                       Report of Form  10-K  for the year ended
                                       September  30,  1998 (as amended in the
                                       manner contemplated by Section 2.1 of the Agreement and Plan of Merger included as Annex A to the Joint Proxy Statement/Prospectus filed on Form S-4 on November 6, 1998 (No.333-66955)

               4.2 By-Laws of the Company, as amended (filed as of December 8, 1992 as an exhibit to the Company's Registration Statement on Form S-18 (No. 33-55562-NY) and incorporated herein by this reference)

               4.3 1999 Stock Option Plan (filed as of February 12, 1999 as Exhibit A to the Company's Proxy Statement on Schedule 14A and incorporated herein by this reference)


               5.1                     Opinion of Hodgson, Russ, Andrews, Woods
                                       & Goodyear, LLP

              24.1                     Consent of PricewaterhouseCoopers LLP

              24.2 Consent of Hodgson, Russ, Andrews, Woods & Goodyear, LLP (included in Exhibit 5.1)

Item 9.   Undertakings

     A. The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,
represents  a  fundamental   change  in  the  information  set  forth  in  this
Registration  Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To   remove  from  registration  by  means  of  a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer of controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on the 27th day of September, 1999.

                                              RENT-WAY, INC.


                                             By: /s/ Jeffrey A. Conway
                                                 ---------------------
                                                 Jeffrey A. Conway
                                                 Senior Vice President and
                                                 Chief Financial Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                                TITLE                                         DATE
     ---------                                -----                                         ----

/s/ William E. Morgenstern
--------------------------           President, Chief Executive Officer               September 27, 1999
William E. Morgenstern               and Director (Principal Executive Officer)


/s/ Jeffrey A. Conway
--------------------------           Senior Vice President and                        September 27, 1999
Jeffrey A. Conway                    Chief Financial Officer
                                     (Principal Financial and Accounting Officer)

/s/ William Lerner
--------------------------           Director                                         September 27, 1999
William Lerner



--------------------------           Director                                         September 27, 1999
Vincent Carrino


/s/ Robert B. Fagenson
--------------------------           Director                                         September 27, 1999
Robert B. Fagenson


/s/ Marc A. Joseffer
--------------------------           Director                                         September 27, 1999
Marc A. Joseffer



/s/ Gerald A. Ryan
--------------------------           Director                                         September 27, 1999
Gerald A. Ryan



---------------------------          Director                                         September 27, 1999
Paul N. Upchurch



---------------------------          Director                                         September 27, 1999
Jacqueline Woods


                              EXHIBIT INDEX
                              -------------


EXHIBIT NUMBER                             DESCRIPTION
--------------                             -----------

     4.1 Articles of Incorporation of the Company incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report of Form 10-K for the year ended September 30, 1998 (as amended in the manner contemplated by Section 2.1 of the Agreement and Plan of Merger included as Annex A to the Joint Proxy Statement/Prospectus filed on Form S-4 on November 6, 1998 No. 333-66955.

     4.2 By-Laws of the Company, as amended (filed as of December 8, 8, 1992 as an exhibit to the Company's Registration Statement on Form S-18 (No. 33-55562-NY) and incorporated herein by this reference)

     4.3 1999 Stock Option Plan (filed as of February 12, 1999 as Exhibit A to the Company's Proxy Statement on Schedule 14A and incorporated herein by this reference)

     5.1            Opinion of Hodgson, Russ, Andrews, Woods & Goodyear, LLP

    24.1            Consent of PricewaterhouseCoopers LLP

    24.2 Consent of Hodgson, Russ, Andrews, Woods & Goodyear, LLP (included in Exhibit 5.1)